                                                                  Exhibit 3(i).1

                            Certificate of Amendment

                                       of

              Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

               Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1.    The   name  of  the   corporation   is  BNS   Holding,   Inc.   (the
"Corporation").

      2.    The Amended and  Restated  Certificate  of  Incorporation  is hereby amended by adding the following immediately after article FOURTH A:

            "FOURTH B: Effective August 13, 2007 and without regard to any other provision of this Amended and Restated Certificate of Incorporation, each  one (1)  share  of  Class A Common  Stock,  either  issued  or
            outstanding  or  held  by  the   Corporation   as  treasury   stock,
            immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further  act) into one-two  hundredth  (1/200th) of a fully paid and nonassessable  share of Class A Common Stock  without  increasing or decreasing  the amount of stated  capital or paid-in  surplus of the
            Corporation,  provided that no fractional  shares shall be issued to any  registered  holder of fewer  than 200  shares of Class A Common
            Stock   immediately   prior  to  the  time  this  amendment  becomes
            effective,  and that  instead of issuing such  fractional  shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash  payment of $13.62 per share on a pre-split basis to each shareholder  owning fewer than 200 shares of
            Class A Common Stock immediately prior to the effective time of this amendment."

      3.    This  amendment  shall be  effective  as of 9:00 A.M.  of August 13,
2007.

      4.    The amendment of the certificate of  incorporation  herein certified has been duly adopted in  accordance  with the  provisions of Section 242 of the
General Corporation Law of the State of Delaware.

      IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment  of the  Amended  and  Restated  Certificate  of  Incorporation  to be
executed on this 10th day of August, 2007.

                                    BNS HOLDING, INC.

                                    /s/ Kenneth Kermes
                                    --------------------------------------------
                                    Name:  Kenneth Kermes
                                    Title: President